UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 13, 2003
                Date of Report (Date of earliest event reported)

                         Commission File Number 0-16323

                         LASER-PACIFIC MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)



                 Delaware                               95-3824617
      (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
      Incorporation or Organization)


               809 N. Cahuenga Blvd., Hollywood, California 90038
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (323) 462-6266

                                 Not applicable.
         (Former name or former address, if changed since last report.)

Item 9.                    Regulation FD Disclosure.

In  accordance  with  the  guidance  provided  by the  Securities  and  Exchange
Commission in Securities Act Release No. 33-8216, the information in this Current Report on Form 8-K (including the exhibit), which is intended to be furnished pursuant to Item 12 of Form 8-K and is instead being furnished pursuant to Item 9, shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities thereunder. Furthermore, the information in this Current Report on Form 8-K (including the exhibit), shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

On May 13, 2003, the Company issued a press release announcing its financial results for the quarter ended March 31, 2003. A copy of that release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LASER-PACIFIC MEDIA CORPORATION

By:                    /s/ Robert McClain
Name:                  Robert McClain
Title:                 Corporate Secretary



Date: May 13, 2003

EXHIBIT INDEX


Exhibit 99.1: Press release reporting the Company's financial results for the quarter ended March 31, 2003.

                                                                    Exhibit 99.1
   `
                                         Contacts:

                                         Robert McClain, Chief Financial Officer
                                         Laser-Pacific Media Corporation
                                         323.462.6266
                                         investor@laserpacific.com

                                         Roger Pondel/Angie Yang
                                         PondelWilkinson MS&L
                                         323.866.6060
                                         investor@pondel.com


                                                           FOR IMMEDIATE RELEASE



      LASER-PACIFIC MEDIA CORPORATION REPORTS STRONG FIRST QUARTER RESULTS

          -- Company Posts Double-Digit Gains in Revenues and Net Income --


     HOLLYWOOD, California - May 13, 2003 - Laser-Pacific Media Corporation (Nasdaq NM: LPAC) today reported increases in revenues, income from operations and net income for the three months ended March 31, 2003.

     Revenues for the 2003 first quarter increased 22.6 percent to $9.8 million from $8.0 million in the first quarter 2002. Gross profit grew 32.4 percent to $2.7 million from $2.0 million a year earlier, and improved as a percentage of total revenues to 27.7 percent, compared with 25.7 percent in the first quarter of 2002. Income from operations for the current quarter totaled $1.3 million, a
48.7 percent increase over $850,000 in the corresponding year-ago period. Net income rose 66.9 percent to $656,000, or $0.09 per diluted share, from $393,000, or $0.06 per diluted share, in the 2002 first quarter.

     "In spite of the challenging economic environment in the entertainment and advertising industries, Laser-Pacific posted double-digit gains in revenues and net income over prior-year periods," said James R. Parks, chairman and chief executive officer of Laser-Pacific. "In addition to higher demand in the quarter for the services we offer, results also benefited from an increased number of feature films serviced by the company."

     Emory M. Cohen, president and chief operating officer of Laser-Pacific, said: "In addition to a busy '02-'03 television season, we have experienced healthy growth in activity in our new motion picture services operation during the first quarter of 2003. During this quarter we opened our first digital color timing theatre and it has been well received by our feature film clients. The timing theatre marks a significant milestone in our planned expansion of services for the feature film industry. With the enhanced film recording and film-to-data processes currently under development, we expect that motion picture services will be an increasingly significant factor in our future."

     Laser-Pacific continued to strengthen its balance sheet, with current assets of $13.5 million, including $7.7 million in cash and cash equivalents, working capital of $6.5 million, and net stockholders' equity of $19.5 million, or $2.74 per diluted share, at March 31, 2003.


                      About Laser-Pacific Media Corporation

     Laser-Pacific Media Corporation is a premier media technology company providing a comprehensive offering of post-production services to the motion picture and television industries. Well known as a leading provider of advanced high definition services to the entertainment industry, Laser-Pacific opened the world's first digital high definition facility. Recognized for its pioneering work and technical innovations, the Company has been awarded five Emmy(TM) awards for outstanding achievement in engineering development, as well as numerous awards for technical excellence in the post production of television and the authoring of DVDs.

     Statements included within this news release, which are not historical in nature, may constitute forward-looking statements for the purpose of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, which include, but are not limited to, the Company's future operating results, the Company's ability to enter new markets, including the field of digital intermediaries, expand services, strengthen its balance sheet, cash position, and working capital, enter strategic alliances and consummate acquisitions, involve uncertainties, and actual results could differ from those described herein. Other factors include the Company's ability to successfully expand capacity, general economic market or business conditions, investments in new technologies, continuation of sales levels, the risks related to the cost and availability of capital, and other factors, many of which are beyond the control of the Company. Careful consideration should be given to cautionary statements made in the Company's most recently filed SEC documents, in particular, the Company's 10-K and 10-Qs.

                                     # # #

                                 TABLES FOLLOW

                         LASER-PACIFIC MEDIA CORPORATION
                                AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)




                                                                                            Three Months Ended
                                                                                                March 31,
                                                                                    -----------------------------------
                                                                                         2003               2002
                                                                                    ---------------    ----------------

   Revenues                                                                      $       9,794,754  $        7,989,218
   Operating costs:
     Direct costs                                                                        5,788,401           4,797,443
     Depreciation                                                                        1,293,649           1,142,255
                                                                                    ---------------    ----------------
       Total operating costs                                                             7,082,050           5,939,698
                                                                                    ---------------    ----------------
         Gross profit                                                                    2,712,704           2,049,520
   Selling, general and administrative
       expenses                                                                          1,449,539           1,199,918
                                                                                    ---------------    ----------------
         Income from operations                                                          1,263,165             849,602

   Interest expense                                                                        189,866             225,530
   Other income                                                                             19,899              30,988
                                                                                    ---------------    ----------------
         Income before income taxes                                                      1,093,198             655,060

   Provision for income taxes                                                              437,465             262,210
                                                                                    ---------------    ----------------
         Net income                                                              $         655,733  $          392,850
                                                                                    ===============    ================



   Net income per share (basic)                                                  $            0.09  $             0.06
                                                                                    ===============    ================

   Net income per share (diluted)                                                $            0.09  $             0.06
                                                                                    ===============    ================

   Weighted average shares outstanding (basic)                                           7,101,295           7,104,595
                                                                                    ===============    ================

   Weighted average shares outstanding (diluted)                                         7,115,653           7,127,528
                                                                                    ===============    ================

                         LASER-PACIFIC MEDIA CORPORATION
                                AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)



                                                                                  March 31,         December 31,
                                                                                     2003               2002
                                                                                ---------------    ----------------
Assets

Current Assets:
   Cash and cash equivalents                                                 $       7,690,677  $        6,682,395
   Receivables, net of allowance for doubtful accounts                               4,377,274           4,835,360
   Other current assets                                                              1,418,375           1,405,772
                                                                                ---------------    ----------------

     Total Current Assets                                                           13,486,326          12,923,527

Net property and equipment, at cost                                                 21,219,580          21,187,713
Other assets                                                                           185,254             188,579
                                                                                ---------------    ----------------

Total Assets                                                                 $      34,891,160  $       34,299,819
                                                                                ===============    ================

Liabilities and Stockholders' Equity

Current Liabilities:
   Current installments of notes payable to bank and long-term debt          $       3,390,215  $        3,528,407
   Other current liabilities                                                         3,613,441           2,718,814
                                                                                ---------------    ----------------

     Total Current Liabilities                                                       7,003,656           6,247,221

Deferred tax liabilities                                                               829,058             829,058
Notes payable to bank and long-term debt, less current installments                  7,594,626           8,415,453

Stockholders' Equity:
Preferred stock, $.0001 par value.  Authorized 3,500,000 shares;                            --                  --
   none issued
Common stock, $.0001 par value.  Authorized 25,000,000 shares;
   issued and outstanding 7,101,295 at March 31, 2003 and December
   31, 2002.                                                                               710                 710
Additional paid-in capital                                                          18,089,063          18,089,063
Retained earnings                                                                    1,374,047             718,314
                                                                                ---------------    ----------------

   Net Stockholders' Equity                                                         19,463,820          18,808,087
                                                                                ---------------    ----------------

Total Liabilities and Stockholders' Equity                                   $      34,891,160  $       34,299,819
                                                                                ===============    ================
